EXHIBIT 10.3

Master Services Agreement

This Master Services Agreement (“Agreement”), effective this 24th day of May, 2007 (“Effective Date”) is entered into by and between Antigenics Inc., a Delaware corporation, having a principal place of business at 162 Fifth Avenue, Suite 900, New York, New York 10010 (“Company”) and Raifarm, a Russian registered company, having an address at 8 Malyi Tolmachevskiy Lane, Building 2, Moscow, 119017, Russia (“Raifarm”) (each singularly a “Party” and collectively the “Parties”).

WHEREAS, Company desires that Raifarm perform certain Services (as defined below) on the Company’s behalf;

WHEREAS, Raifarm has the expertise and resources necessary for the performance of such Services and desires to perform such Services on Company’s behalf;

WHEREAS, Company and Raifarm intend this Agreement to constitute a master agreement under which such Services will be performed under separate Projects (as defined below) as agreed upon by the Parties hereto from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.	Projects; Performance.

1.1 Projects. Company and Raifarm may, from time to time, agree upon one or more projects for the performance of Services by Raifarm on behalf of Company and, to the extent agreed by Raifarm, its Affiliates (as defined below) under this Agreement (“Projects”). For each Project, Company and Raifarm shall agree in writing upon a description of any applicable study specifications, scope of work, contract summary and any other additional information agreed to by the Parties (“Project Plan”) for the services (“Services”) to be performed by Raifarm for such Project. Each Project Plan shall be attached as Exhibit A and sequentially numbered with the first Project Plan attached as Exhibit A-1, the second attached as Exhibit A-2, and so on. Each Project Plan shall be deemed a part hereof. In the event of any conflict between a Project Plan and the provisions of this Agreement, the provisions of this Agreement shall prevail. As used in this Agreement, “Affiliates” is defined as a party that directly or indirectly controls, or is controlled by, or is under common control, with the Party specified. Raifarm shall perform and complete the Services in accordance with this Agreement, the Project Plan, and all applicable federal, state and local laws, rules, regulations and guidelines. The Parties acknowledge and agree that although the services described in Exhibit A-1 were performed prior to the Effective Date hereof, such services constitute Services under this Agreement.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

1.2 Performance by Raifarm. Raifarm shall not subcontract any portion of a Service to be performed hereunder without Company’s prior written consent. Raifarm shall maintain at all times during the Term (as defined below) such staffing and resources as are sufficient to ensure that it has the ability to perform the Services in accordance herewith.

1.3 Obligations of Company. Company shall provide all materials and information necessary for Raifarm to perform its responsibilities under this Agreement, including, but not limited to: (i) documents and other information related to Raifarm’s performance of it obligations pursuant to this Agreement; and (ii) additional assistance reasonably requested by Raifarm in connection with any Project or the provision of Services hereunder, including, without limitation, providing any necessary authorizations in connection with any proposed filings to be made on behalf of Company. All such materials and other information shall be provided reasonably promptly by Company upon the request of Raifarm. In addition, Company shall appoint a “Designated Representative” to whom all such requests shall be made by Raifarm. Company’s initial “Designated Representative” shall be [**]. All materials and other information provided by Company hereunder shall be subject to the provisions of Article 8 of this Agreement.

1.4 Additional Company Requirements. Company agrees that it shall at no time knowingly issue to Raifarm any direction or impose upon Raifarm any requirements which could foreseeably cause Raifarm to violate any applicable federal, state, or local laws, rules, regulations.

2.	Agents of Raifarm.

Each individual person supplied by Raifarm to perform the Services (“Agent”) shall be an employee or contractor of Raifarm. Raifarm assumes complete responsibility for paying the wages and benefits of all Agents, for withholding all income and social security taxes from their wages and for paying workers’ compensation insurance premiums, state and federal unemployment insurance taxes and the employer’s share of social security taxes, if any, on their behalf. The Agents shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available by Company to employees of Company. Raifarm represents, warrants, and covenants that any Services performed in any given country shall be undertaken only by Agents authorized to perform such Services in such country.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

3.	Compensation, Invoicing and Payment.

3.1 Compensation. In exchange for the provision of Services during the Term of this Agreement, Company shall pay to Raifarm compensation for Services in accordance with the amounts set forth in the Project Plan for such Project and attached to this Agreement as an Exhibit in accordance with Section 1.1. In no event shall Company be responsible to compensate Raifarm for amounts in excess of those set forth in the Project Plan, unless such amounts are pre-approved by Company in writing.

3.2. Payment. All payments owing hereunder shall be made by Company to Raifarm within [**] days of receipt by Company of a valid invoice and satisfactory supporting documentation. Each such invoice shall outline the Services performed by Raifarm and any other information as may be agreed to by the Parties, all in a form that is reasonably satisfactory to Company. All payments shall be mailed to Raifarm at the following address: 8 Malyi Tolmachevskiy Lane, Building 2, Moscow, 119017, Russia, or shall be made via wire transfer as per the instruction of Raifarm.

3.3 Reimbursement of Expenses. To the extent specifically set forth in the applicable Project Plan, Company shall reimburse Raifarm for reasonable travel as requested by Company and other pre-approved out-of-pocket expenses incurred by Raifarm in the performance of the Services, provided that Raifarm shall have submitted to Company written expense statements and other supporting documentation in a form that is reasonably satisfactory to Company. Except as specifically provided herein, Company shall provide Raifarm with payment for any amounts due under this Section 3 within [**] days of receipt by Company of a valid invoice from Raifarm and other satisfactory documentation. Company may agree to advance Raifarm certain funds to be creditable against future expenses incurred in accordance with this Agreement. Such agreement by the Company shall be set forth in the applicable Project Plan, or shall otherwise be evidenced in writing. Company agrees to consider in good faith any request by Raifarm for an advance of funds to be creditable against future expenses. In such an event, Raifarm shall provide Company with an invoice and satisfactory documentation promptly after incurring any such expense for which the prepayment amount is applied.

3.4 Currency. All compensation and expense reimbursements to be paid under this Agreement shall be paid to Raifarm in U.S. Dollars.

3.5 No Additional Obligation/Fair Market Value. Raifarm acknowledges and agrees that the compensation payable hereunder in accordance with the applicable Project Plan represents the Company’s full and complete obligation for any and all Services to be rendered by Raifarm under this Agreement in connection with such Project Plan. Raifarm further represents to Company that the compensation to be paid hereunder

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

represents fair market value for Raifarm’s time and Services hereunder. Both Parties acknowledge that the compensation is not determined in a manner that takes into account the volume or value of any future business that might be generated between the Parties.

4.	Records.

Raifarm shall maintain all records related to the Services as required by any applicable federal, state and local laws, rules, regulations and guidelines. During the Term and for a period of [**] thereafter, Company or its designee shall be entitled to review such records during normal business hours and after reasonable notice. Raifarm shall maintain its customary and normal cost accounting procedures, policies and records as required for proper financial recording and management of the Services. During the Term and for a period of [**] thereafter, Company, or a reasonably acceptable audit firm designated by Company, shall be entitled [**] per calendar year to reasonably audit the records during normal business hours and after reasonable notice.

5.	Modification to Project Plan.

Any modification to a Project Plan or the scope of the Services thereunder shall be effective only if in a writing and signed by both Parties, which writing shall detail the agreed changes to the Services to be performed and any changes to the costs or timelines thereunder. Raifarm agrees that it will consider in good faith any requested modification to a Project Plan, and will not unreasonably withhold approval of a modification provided, that the proposed changes can reasonably be performed by Raifarm without incurring any additional expenses that Company would not be willing to reimburse, such modification does not impact the proposed delivery date (or any extension thereof provided by Company) of any deliverable to be delivered in accordance with any Project Plan and does not otherwise conflict with Raifarm’s schedule or obligations to any other party. In no event is Company responsible for paying Raifarm for Services performed outside of the Project Plan (or for costs incurred outside the Project Plan) without the prior written approval of Company.

6.	Performance Standards.

In accordance with each Project Plan, Raifarm shall deliver to Company the deliverables set forth in the Project Plan. In fulfilling its obligations as described in the Project Plan, Raifarm shall assign only persons with the appropriate training and qualifications to perform the Services. All such Services shall be performed with care, skill and diligence, and Raifarm shall use all reasonable endeavors consistent with industry standards to successfully complete such Services in accordance with this Agreement. Raifarm shall perform the Services in accordance with all applicable laws,

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

rules, regulations and guidelines, including without limitation the Foreign Corrupt Practices Act. Company shall notify Raifarm if any deliverable is not accepted by Company as not being completed in accordance with this Agreement and in compliance with all applicable federal, state and local laws, rules, regulations and guidelines.

7.	Term and Termination.

7.1 Term. Unless sooner terminated in accordance with this Article 7, the Term of this Agreement shall commence on the Effective Date and shall continue until the later of (i) the expiration or termination of the last to expire or terminate Project according to the terms of the applicable Project Plan and (ii) [**] year(s) from the Effective Date (the “Term”). Notwithstanding the foregoing, this Agreement may be extended by mutual written agreement of both Parties.

7.2 Termination By Company. Company shall have the right to terminate a Project (or a portion of the Services for a Project) or this Agreement with or without cause at any time upon fourteen (14) days prior written notice to Raifarm and upon the written election of Company, Raifarm shall thereafter cease providing Services to Company, and the Company shall have no further obligation other than payment of compensation to Raifarm in accordance with Article 3 for Services rendered in accordance with this Agreement prior to the date of termination.

7.3 Termination By Raifarm. In the event that Company commits a material breach of its obligations under this Agreement, Raifarm may terminate this Agreement upon [**] days prior written notice to Company, unless the breach is cured in such [**] day period.

7.4 Effect of Termination or Expiration. Expiration or termination of a Project or this Agreement shall not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or termination of this Agreement, the rights and obligations of the Parties under Articles 3, 4, 8, 9, 10 and 11, and Sections 13.6, 13.7, 13.8, 13.9 and this Section 7.4 shall survive except that the payment obligations accruing prior to the date of termination and the payment obligations accrued with the prior written consent of Company shall survive until fulfilled.

8.	Confidential Information.

8.1 Definition of Confidential Information. Confidential Information shall mean any technical or business information furnished by Company to Raifarm in connection with this Agreement or developed by Raifarm in the course of performing, and directly related to, the Services, regardless of whether such Confidential Information is in oral, electronic or written form. Such Confidential Information may include,

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

8.2 Obligations. Raifarm shall, except as otherwise provided herein:

(a) maintain all Confidential Information in strict confidence, except that Raifarm may disclose Confidential Information to any Agent who needs to know such information for the purpose of rendering Services and who agree to be bound by the provisions of this Article 8;

(b) use all Confidential Information solely for the purpose of providing the Services as requested by Company; and

(c) reproduce the Confidential Information only to the extent necessary for providing the Services as requested by Company, with all such reproductions being considered Confidential Information.

8.3 Exceptions. The obligations of Raifarm under Article 8 shall not apply to the extent that Raifarm can demonstrate that certain information

(a) was in the public domain prior to the time of its disclosure or development under this Agreement;

(b) entered the public domain after the time of its disclosure or development under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by Raifarm;

(c) was independently developed by Raifarm prior to the time of its disclosure or development under this Agreement; or

(d) is or was disclosed to Raifarm at any time prior to its disclosure or development under this Agreement, by a third party having no fiduciary relationship with Company and having no obligation of confidentiality with respect to such Confidential Information.

In addition Raifarm may disclose Confidential Information to the extent necessary to comply with applicable laws or regulations, or with a court or administrative order, provided that, to the extent practicable, Company receives prior written notice of such disclosure and that Raifarm takes, at the cost and expense of Company, all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

8.4 Return of Confidential Information. Upon the termination of this Agreement, at the request of Company, Raifarm shall return to Company all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of Raifarm.

8.5 Survival of Obligations. The obligations set forth in this Article 8 shall remain in effect for a period of [**] years after termination of this Agreement, except that the obligations of Raifarm to return Confidential Information shall survive until fulfilled.

9.	Proprietary Property and Works.

9.1 Proprietary Property. Raifarm acknowledges and agrees that all Confidential Information and Proprietary Property (as hereinafter defined) is and shall remain the exclusive property of Company or the third party entrusting any Confidential Information to Company. Raifarm shall and hereby assigns, conveys, and grants to Company, all of his right, title, and interest in and to any and all Proprietary Property. Raifarm agrees to promptly disclose to Company any and all Proprietary Property. Raifarm further agrees to cooperate fully in obtaining patent or other proprietary protection for such Proprietary Property, all in the name of Company and at Company’s cost and expense, and shall execute and deliver all requested applications, assignments and other documents and take such other measures as Company shall reasonably request in order to perfect and enforce Company’s rights in the Proprietary Property (including transfer of possession to Company of all Proprietary Property embodied in tangible materials). As used in this Agreement, “Proprietary Property” shall mean any and all inventions, developments, data (including without limitation, written, printed, graphic, video and audio material, and information contained in any computer database or computer readable form), discoveries, improvements, ideas, concepts, computer programs, algorithms, protocols, systems and related documentation, and any other works of invention or authorship (whether or not patentable, copyrightable, or entitled to or eligible for other forms of legal protection) generated, conceived, discovered, written, invented, developed, or reduced to practice or tangible medium by or on behalf of Raifarm (whether alone, jointly with others, or under Raifarm’s direction) in the course of providing, and directly related to, the Services, or which arise directly out of the Services or from access to and/or use of Confidential Information, and any and all patent, patent applications, copyrights, trademarks, trade secrets or other intellectual property rights in any of the foregoing. Raifarm shall maintain adequate records (whether written, electronic, or otherwise) to document the Proprietary Property, including without limitation the conception and reduction to practice of all inventions, and shall make such records available to Company upon request. Company shall have sole ownership of all such records.

9.2 Works. In addition and without in any way limiting the foregoing, Raifarm agrees that all right, title and interest in and to any works of authorship or

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

copyrightable materials resulting directly from performance of Services and all copies thereof, in whatever media, (the “Works”) shall be in Company. Raifarm specifically agrees that, to the extent that any portion of the Works constitutes a work protectable under the copyright law of the United States (the “Copyright Law”), Company and Raifarm agree that any such portion of the Works has been specifically ordered and commissioned by Company and shall be considered a “work made for hire” as such term is used and defined in the Copyright Law. Accordingly, Company shall be considered the “author” of such portion of the Works and the sole and exclusive owner throughout the world of copyright therein. In the event that any portion of the Works constitutes a work protectable under the Copyright Law but does not qualify as a “work made for hire” as such term is used and defined in the Copyright Law, Raifarm hereby assigns and agrees to assign to Company all right, title and interest in and to copyright in the Works or in any such portion thereof and agrees to execute and deliver to Company, upon request, appropriate assignments of copyright and such other documents and instruments as Company may request.

9.3 For the avoidance of doubt, the Parties acknowledge and agree that any information, data or inventions made by Raifarm outside the scope of, and not directly related to, the Services shall remain the property of Raifarm and are outside the scope of this Agreement and shall not be assigned by Raifarm to Company.

10.	Indemnification and Insurance.

10.1 Indemnification by Raifarm. Raifarm shall indemnify, hold harmless and defend Company, its Affiliates, and their respective officers, directors, employees and agents (“Company Indemnitees”) from and against any liability, loss, damage and expense (including reasonable attorney’s fees and court costs) incurred by or imposed upon Company Indemnitees in connection with any third party claim, suit, action, demand or judgment arising out of the (a) the [**] of Raifarm, or (b) a material breach of any representation, warranty, covenant or other obligation of Raifarm hereunder; provided, however, that Raifarm’s indemnification under this Section 10.1 shall not apply to any liability, loss, damage, or expense to the extent that it is directly attributable to the [**] of Company.

10.2 Indemnification by Company. Company shall indemnify, hold harmless and defend Raifarm, its Affiliates, and their respective officers, directors, employees and agents (“Raifarm Indemnitees”) from and against any liability, loss, damage and expense (including reasonable attorney’s fees and court costs) incurred by or imposed upon Raifarm Indemnitees in connection with any third party claim, suit, action, demand or judgment arising out of (a) the [**] of Company, or (b) a material breach of any representation, warranty, covenant or other obligation of Company hereunder, or (c) the [**], provided, however, that Company’s indemnification under this Section 10.2 shall not apply to any liability, loss, damage, or expense to the extent that it is directly attributable to the [**] of Raifarm.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

10.3 Procedure. Any Raifarm Indemnitee or Company Indemnitee seeking indemnification under Section 10.1 or Section 10.2 shall provide the indemnifying Party with prompt written notice of any claim, demand, suit, action or judgment for which indemnification is sought under this Agreement. An indemnified party’s failure to deliver written notice to the indemnifying Party within a reasonable time after the commencement of any such action, if prejudicial to the indemnifying Party’s ability to defend such action, shall relieve the indemnifying Party of any liability to the indemnified party under this Article 10. The indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the indemnified party to defend against any such claim. The indemnified party shall cooperate fully with indemnifying Party in such defense and will permit the indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal and settlement); provided, however, that any indemnified party shall have the right to retain its own counsel, at the expense of the indemnifying Party, if representation of such indemnified party by the counsel retained by the indemnifying Party would be inappropriate because of actual or potential conflicts in the interests of such indemnified party and any other party represented by the counsel retained by the indemnifying Party. The indemnifying Party agrees to keep the indemnified parties informed of the progress in the defense and disposition of such claim and to consult with the indemnified parties with regard to any proposed settlement. The indemnification under this Article 10 shall not apply to amounts paid in settlement of any liability, claim, lawsuit, loss, demand, damage, cost or expense if such settlement is effected without the consent of the indemnifying Party.

10.4 Raifarm Insurance. Raifarm shall use commercially reasonable efforts to secure, as soon as practicable and on commercially reasonable terms, a policy of insurance for general liability. Once such policy is obtained by Raifarm, such policy shall be maintained in full force and effect throughout the remainder of the Term, and shall have a policy limit, deductible and other terms appropriate to the conduct of Raifarm’s business. Upon obtaining such policy, Raifarm shall name Company as an additional insured thereunder, and shall furnish to Company certificates evidencing such insurance upon Company’s request. Such certificates shall provide for prior written notice to Company of any policy cancellation.

11.	Limitation of Liability

EXCEPT WITH RESPECT TO LIABILITY ARISING FROM BREACH OF ARTICLES 8 AND 9, AND SECTION 13.11, AND INDEMNITY OBLIGATIONS

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

WITH RESPECT TO THIRD PARTY CLAIMS ARISING UNDER ARTICLE 10, IT IS AGREED BY THE PARTIES THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. IN NO EVENT SHALL RAIFARM’S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED [**]. THE FOREGOING LIMITATION ON LIABILITY SHALL NOT APPLY TO ANY BREACHES BY RAIFARM OF ARTICLES 8 AND 9 OR SECTION 13.11 OR INDEMNITY OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS ARISING UNDER ARTICLE 10.

12.	Representations; Disclaimer of Warranties.

12.1 By Raifarm.

(a) Raifarm represents and warrants that Raifarm is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is incorporated. Raifarm has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Raifarm has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement;

(b) Raifarm represents and warrants that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Raifarm corporate action. The performance by Raifarm of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party;

(c) Raifarm represents and warrants to Company that its Agents are experienced and qualified to perform the Services. In the event any Agent does not meet the above standard, Raifarm shall replace such Agent and shall not invoice Company for the Services of the removed Agents;

(d) Raifarm represents and warrants to Company that none of its current obligations conflict with this Agreement or the Services to be provided hereunder, and covenants that it shall not enter into any such conflicting agreement or incur any such conflicting obligation without the prior written consent of Company. For the avoidance

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

of doubt, the Parties acknowledge that the provision of consulting services in connection with the registration of potential drugs or other products for any other company in any country shall not be deemed to conflict with Raifarm’s obligations under this Agreement or with the provision of the Services, as long as Raifarm does not use the Confidential Information of Company in connection therewith, or otherwise compromise Company’s rights hereunder. Raifarm further represents that the performance of the Services will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party; and

(e) Raifarm represents and warrants that all Services hereunder will be performed in accordance with all applicable laws, rules, regulations and guidelines, including without limitation, the Foreign Corrupt Practices Act, and the provisions of this Agreement.

12.2 By Company.

(a) Company represents and warrants that Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently being conducted and as proposed to be conducted. Company has, and will have on all relevant dates, all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations under the terms of this Agreement; and

(b) Company represents and warrants that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Company corporate action. The performance by Company of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party.

12.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY FURTHER REPRESENTATION OR WARRANTY, AND EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IN THE CASE OF RAIFARM, WITH RESPECT TO THE QUALITY, NATURE OR SUCCESS OF THE SERVICES.

13.	Miscellaneous.

13.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

13.2 Force Majeure. Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party including, without limitation, fire, acts of God, explosion, earthquake, storm, hurricane, natural disaster, flood, war, invasion, act of foreign enemies, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorism, government sanction, blockage, embargo, labour or trade dispute, strike, lockout or interruption or failure of electricity or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

13.3 Assignment. This Agreement shall not be assigned or delegated by Raifarm. This Agreement may be assigned by Company to any of its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction. Any other assignment by Company shall require Raifarm’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported assignment or attempt to assign, or any delegation or attempt to delegate, in violation of this Section 13.3 shall be void and without effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

13.4 Independent Contractors. Company and Raifarm shall at all times act as independent parties and nothing contained in this Agreement shall be construed or implied to create an agency or partnership. Neither Party shall have the authority to contract or incur expenses on behalf of the other. The Agents of Raifarm shall not be deemed to be employees of Company.

13.5 U.S. Foreign Corrupt Practices Act Compliance.

(a) Raifarm acknowledges that it understands that Company is an issuer of securities in the United States and is subject to the provisions of the U. S. Foreign Corrupt Practices Act, 15 U.S.C. §§ 78m, 78dd-1 through 78dd-3 (“FCPA”). This law prohibits making, promising or offering to make corrupt payments to foreign officials, political parties or candidates, or making payments to other persons who will offer or make payments to any of the aforementioned parties in order to obtain business, retain business or gain an improper advantage. Raifarm represents and warrants to Company that it is familiar with and understands the FCPA.

(b) Raifarm represents and warrants to Company that throughout the period in which Raifarm provides Services to Company, neither Raifarm, nor any person

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

performing Services on behalf of Raifarm will engage in any activity that could cause a violation of any provision of the FCPA by Company. Raifarm represents and warrants that it has not made, promised to make, or arranged for any third party to make any payments or gifts to foreign officials in connection with its engagement by Company. Further, Raifarm represents and warrants to Company that it has not violated any anti-corruption law, including any law applicable within the territory of the Russian Federation, and further that Raifarm is not involved in, or the subject of, any investigation involving bribery, corruption or improper payments to foreign government officials, as defined in the FCPA. Raifarm agrees to update these representations and warranties on a periodic basis as required by Company in a format prescribed by Company.

(c) Raifarm agrees to notify Company immediately in writing if Raifarm or any person who is performing Services hereunder on behalf of Raifarm is suspected of violating any anti-corruption law or becomes involved in, or a subject of, an investigation or law enforcement inquiry into possible improper payments to foreign officials or possible violations of anti-corruption laws. Raifarm further agrees to provide such notification if Raifarm or any person performing Services hereunder on behalf of Raifarm becomes involved in any action, suit, claim, investigation or proceeding that is pending, or to the knowledge of Raifarm threatened, relating to a potential violation of any anti-corruption laws, including the FCPA.

(d) Raifarm agrees to grant Company the right to audit Raifarm’s books and records regarding the receipt and disposition of any payments made to Raifarm by Company and Raifarm further agrees to cooperate with Company in connection with such audits.

(e) It is agreed between Raifarm and Company that this paragraph 13.5 is deemed by the Parties to be a material provision of this Agreement.

13.6 Publicity. Raifarm consents to use by the Company of Raifarm’s name and likeness in written materials or oral presentations to current or prospective customers, investors or others, provided that such materials or presentations accurately describe the nature of Raifarm’s relationship with or contribution to the Company and that the content and likeness in any such written material and oral presentations has been previously approved by Raifarm.

13.7 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) on the next business day after timely delivery to an overnight courier (postage prepaid), or (c) on the third business day after deposit in the United States mail (certified or registered mail return receipt requested, postage prepaid), as follows:

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

If to Raifarm:	Mr. Yuri Raifeld
Raifarm
8 Malyi Tolmachevskiy Lane, Building 2
Moscow, 119017, Russia

With a copy to:	Meister Seelig & Fein LLP
2 Grand Central Tower
140 East 45th St., 19th Floor
New York, NY 10017
Attn : Mark J. Seelig, Esq

If to Company:	Vice President Regulatory Affairs and Clinical Operations
Antigenics, Inc.
3 Forbes Road
Lexington, MA 02421

With a copy to:	Legal Department

Either Party may change its designated address by notice to the other Party in the manner provided in this Section 13.7.

13.8 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, that provision shall be stricken and the remainder of this Agreement shall continue in full force and effect; provided, however, that the Parties shall renegotiate an acceptable replacement provision so as to accomplish, as nearly as possible, the original intent of the Parties.

13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction.

13.10 Entirety; Amendment. This Agreement represents the entire agreement of the Parties and expressly supersedes all previous written and oral communications between the Parties with respect to the subject matter hereof. No amendment, alteration, or modification of this Agreement or any exhibits attached hereto shall be valid unless executed in writing by authorized signatories of both Parties.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

13.11 Insider Trading. Raifarm acknowledges that he will receive material, non-public information about Company and its business in the course of providing the Services, that this information must be maintained in strict confidence and that the United States securities laws restrict trading on the basis of such information or providing such information to third parties who may trade on such information.

13.12. Waiver. The failure of any party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that or any other provision or right.

[SIGNATURE PAGE FOLLOWS]

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ANTIGENICS Inc., a Delaware corporation		RAIFARM

By:	/s/ Garo Armen	By:	/s/ Yuri Raifeld
Typed Name:	Garo Armen, Ph.D	Typed Name:	Yuri Raifeld
Title:	Chairman & CEO	Title:	CEO and President

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

EXHIBIT A-1

PROJECT PLAN

Scope of Work:	Services performed prior to the Effective Date of this Agreement relating to the exploration of the feasibility of marketing registration of Oncophage in Russia [**].

Budget:	[**] payable within [**] days of the Effective Date and receipt of a valid invoice and any necessary supporting documentation.

Acknowledgment:	Company acknowledges and agrees that such Services as set forth in this Exhibit A-1 have been completed.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Exhibit A-2 Scope of Work & Budget for Oncophage’s Registration in Russia**

[**]		PREPAYMENT	[**] USD
a. [**]
b. [**]
c .[**]

[**]

[**]
a. [**]
b. [**]

[**]
a. [**]
b. [**]

[**]

[**]

[**]
a. [**]
b. [**]

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

[**]		At [**] USD

Upon [**] USD
*a.	Confirmed by a separate document incoming number and a seal on all incoming documents

Except as otherwise expressly provided herein, the above compensation includes all costs and expenses incurred by Raifarm in the course of conducting the Services in accordance with this Agreement on behalf of any Agents of Raifarm. Travel expenses of Agents of Raifarm incurred within Russia shall be paid by Raifarm without further reimbursement from Antigenics Inc. unless such travel is expressly requested by Antigenics Inc. specific to tasks which the Parties agree are not included above. Travel expenses of Agents of Raifarm incurred outside of Russia will be paid by Raifarm and reimbursed by Antigenics.Inc, provided that such costs and expenses are preapproved by Antigenics Inc.

Antigenics Inc will reimburse Raifarm for all third-party costs and expenses incurred by Raifarm in the course of conducting the Services in accordance with this Agreement, including but not limited to, Russian government and regulatory agencies, travel of third party invitees to meetings, and third party expenses associated with any conference or meeting organized on behalf of Antigenics, Inc. and related to the Scope of Work, provided that all such costs and expenses which exceed [**] shall be pre-approved by Antigenics, Inc.

Company agrees to consider in good faith any request by Raifarm for an advance of funds to be creditable against future expenses. In such an event, Raifarm shall provide Company with an invoice and satisfactory documentation promptly after incurring any such expense for which the prepayment amount is applied.

Upon approval and subject to the Board of Directors of Antigenics Inc., Exhibit A3 will be finalized by the Parties.

**	This Scope of Work and Budget for Oncophage Registration in Russia relates only to work to be done by Raifarm on behalf of Antigenics, Inc. in connection with the registration of said drug in Russia. Registration of such drug in any other country, including, without limitation, [**], shall be addressed in a separate Scope of Work if agreed upon by Raifarm and Antigenics, Inc.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

ACKNOWLEDGED AND AGREED:

ANTIGENICS INC.		RAIFARM

BY:	/s/ Garo H. Armen	BY:	/s/ Yuri Raifeld
TITLE:	Chairman & CEO	TITLE:	CEO and President
DATE:	May 30, 2007	DATE:	May 29, 2007

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of June 15, 2007, by and among Raifarm, a Russian registered company (“Assignor”), Lonverk Limited, a Cyprus registered company (“Assignee”), and, for the purposes of Section 8 only, Antigenics Inc., a Delaware company (the “Company”).

Preliminary Statement

WHEREAS, Assignor and the Company entered into that certain Master Services Agreement, dated as of May 23, 2007 (the “Master Services Agreement”);

WHEREAS, Assignor desires to assign, and the Assignee desires to assume, all of Assignor’s right, title and interest in and burdens, obligations and liabilities arising under the Master Services Agreement on the terms hereinafter specified; and

WHEREAS, notwithstanding the provisions of Section 13.3 of the Master Services Agreement, the Company is willing to permit the assignment of the Master Services Agreement from Assignor to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Assignment. Assignor hereby assigns, sells, transfers and sets over to the Assignee all of Assignor’s right, title, benefit, privileges and interest in and to the Master Services Agreement, to have and to hold the same unto Assignee, and its successors and assigns.

2. Assumption. Assignee hereby accepts the Master Services Agreement and assumes all of Assignor’s burdens, obligations and liabilities arising from and after the date hereof with respect to the Master Services Agreement.

3. Further Assurances. Each of the parties hereto covenants and agrees, at its own expense to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

4. Entire Agreement and Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. This Agreement may not be modified or amended except by a written agreement executed by all of the signatories hereto.

5. Successors and Assigns. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and permitted assigns of the parties hereto.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF MASSACHUSETTS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same instrument.

8. Consent. Notwithstanding the provisions of Section 13.3 of the Master Services Agreement, the Company hereby acknowledges, agrees and consents to the transfer of the Master Services Agreement (the “MSA”) from Assignor to Assignee, provided that the Assignor and Assignee maintain in full force and effect that certain Consulting Agreement dated June 15, 2007, between the Assignor and the Assignee; provided further that the Assignor and the Assignee each guarantees the other parties’ performance under the MSA and/or Consulting Agreement, as the case may be. The parties hereto further agree that from and after the date hereof, all references to “Raifarm” in the Master Services Agreement shall be deemed to be references to “Lonverk Limited,” and that for the purposes of Section 3.2 and Section 13.7, the address of Assignee shall be Cyprus – Limassol 3101, Griva Digeni, 84, Office 102, Attn: Dr. Yuri E. Raifeld, President and CEO. This assignment shall not relieve the Assignor of its liabilities under the MSA for causes of action arising based on activities conducted prior to the assignment, or its obligations under the MSA in the event the Assignee fails to fulfill or perform any obligations under the MSA.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on the day and year first above written.

RAIFARM

By:	/s/ Dmitry Dmitrieu
Name:	Dmitry Dmitrieu
Title:	General Director

LONVERK LIMITED

By:	/s/ Yuri Raifeld
Name:	Yuri Raifeld
Title:	CEO and President

For the purposes of Section 8 only:

ANTIGENICS INC.

By:	/s/ Garo Armen
Name:	Garo Armen
Title:	Chairman and CEO

Exhibit A-3 Scope of Work & Budget for Oncophage’s Registration in Russia*

[**]		Written notification to Antigenics Inc. from Lonverk Limited stating [**]: [**] cash and [**] stock compensation **
a. [**]
b. [**]
c. [**]
d. [**]
e. [**]

[**]		Upon [**]: cash [**] and [**] stock compensation
a. [**]
b. [**]
c. [**]

[**]		When [**]—[**] cash and [**] stock compensation
a. [**]
b. [**]
c. [**]

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

[**]			Upon [**]: Upon [**]: [**] cash and [**] stock compensation. If [**] within [**] – beginning from [**] (*a): bonus comprised of [**] cash and [**] stock
a. [**]
b. [**]
c. [**]
d. [**]

[**]
a. [**]
b. [**]
c. [**]
[**]

Except as otherwise expressly provided herein, the above compensation includes all costs and expenses incurred by Lonverk Limited in the course of conducting the Services in accordance with this Agreement on behalf of any Agents of Lonverk Limited. Travel expenses of Agents of Lonverk Limited incurred within Russia shall be paid by Lonverk Limited without further reimbursement requested by Antigenics, Inc. specific to tasks which the Parties agree are not included above. Travel expenses of Agents of Lonverk Limited incurred outside of Russia will be paid by Lonverk Limited and reimbursed by Antigenics Inc., provided that such costs and expenses are preapproved by Antigenics Inc.

Antigenics, Inc. will reimburse Lonverk Limited for all third-party costs and expenses incurred by Lonverk Limited in the course of conducting the Services in accordance with this Agreement, including but not limited to, [**], travel of [**], and [**] associated with any conference or meeting organized on behalf of Antigenics, Inc. and related to this Scope of Work, provided that all such costs and expenses which exceed [**] shall be pre-approved by Antigenics, Inc.

Antigenics, Inc. agrees to consider in good faith any request by Lonverk Limited for an advance of funds to be creditable against future expenses. In such an event, Lonverk Limited shall provide Antigenics, Inc. with an invoice and satisfactory documentation promptly after incurring any such expense for which the prepayment amount is applied.

*	This scope of Work and Budget for Oncophage Registration in Russia relates only to work to be done by Lonverk Limited on behalf of Antigenics, Inc. in connection with the registration of said drug in Russia. Registration of such drug in any other country, including, without limitation, [**], shall be addressed in a separate Scope of Work if agreed upon by Lonverk Limited and Antigenics, Inc.

(*a):	[**]

**	All Stock compensations is subject to the terms and conditions of the attached Appendix A

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

ACKNOWLEDGED AND AGREED:

ANTIGENICS, INC.		Lonverk Limited

BY:	/s/ Kerry Wentworth	BY:	/s/ Yuri Y. Raifeld
TITLE:	VP, Clinical Operations & Regulatory Affairs	TITLE:	CEO and President
DATE:	August 14, 2007	DATE:	August 1, 2007

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Appendix A

Terms and Conditions for Exhibit A-3 Milestone Payments

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

I. Milestone Achievement Notice. Lonverk Limited shall provide written notice to the Company of the achievement of any Exhibit A-3 milestone (the “Milestone Achievement Notice”) within ten (10) days of Lonverk Limited’s achievement of such milestone. The Milestone Achievement Notice shall (i) state the specific date when such milestone was completed (the “Milestone Achievement Date”) and (ii) include the customary restrictions and representations required, in the reasonable opinion of the Company’s legal counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) and other applicable laws, which, absent a change in such rules and regulations, shall be substantially in the form of Annex I hereto.

II. Payment. The Company shall have [**] days from receipt of Lonverk Limited’s Milestone Achievement Notice and valid invoice to pay any milestone amounts (“Milestone Payments”) in cash or through issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as applicable in accordance with Exhibit A-3, which [**] day period may be extended as mutually agreed to in writing by the Company and Lonverk Limited.

III. Price Per Share of Stock Issuance; Issuance Limit. Any Common Stock issued to Lonverk Limited as payment for achievement of any Exhibit A-3 milestone (“Milestone Stock”) shall be issued at a price per share equal to the closing price of the Common Stock on the Nasdaq Global Market (or such other market on which the Common Stock primarily trades) on such Milestone Achievement Date, provided, however, that the aggregate number of shares issued as Milestone Stock shall not exceed an amount equal to 19.99% of the issued and outstanding Common Stock as of the effective date of Exhibit A-3 (the “Issuance Limit”). If the number of shares to be issued would otherwise exceed the Issuance Limit, the Company shall pay Lonverk Limited an amount in cash equal to the product of (x) the number of shares in excess of the Issuance Limit and (y) the closing price of the Common Stock on the Nasdaq Global Market (or such other market on which the Common Stock primarily trades) on the Milestone Achievement Date.

IV. Transfer Restrictions.

A. Lonverk Limited covenants that any Milestone Stock will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Milestone Stock other than pursuant to an effective registration statement or to

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

the Company, or pursuant to Rule 144(k), the Company may require Lonverk Limited to provide to the Company an opinion of counsel selected by Lonverk Limited, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

B. Lonverk Limited agrees to the imprinting, so long as is required by this Agreement, of the following legend on any certificate evidencing any of the Milestone Stock:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

C. Certificates evidencing Milestone Stock shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Milestone Stock is effective under the Securities Act, if the holder provides the Company with a certificate that the sale complied with the requirements of the Securities Act, (ii) following any sale of such Milestone Stock pursuant to Rule 144 if, prior to such sale, the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Milestone Stock can be sold under Rule 144, (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Milestone Stock is eligible for sale under Rule 144(k), or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

V. Reservation of Milestone Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Agreement in such amount as may be required to fulfill its obligations to issue Milestone Stock. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Milestone Stock, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

VI. Registration of Milestone Stock.

A. Upon a written request from Lonverk Limited, the Company will, as soon as reasonably practicable and in any event within [**] days of such written request, file with the SEC a registration statement covering the resale of Milestone Stock (the “Registration Statement”). The Company will use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof, , and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date such Milestone Stock covered by the Registration Statement have been sold or can be sold publicly under Rule 144(k) or (ii) the second anniversary of the issuance of such Milestone Stock covered by the Registration Statement. Notwithstanding the above, Lonverk Limited may only exercise its rights under this Section VI(A), and the Company shall only be obligated to file and effect Registration Statements to cover Milestone Stock, [**] times during the period beginning with the Company’s payment of the first Milestone Payment under Exhibit A-3 of this Agreement and ending on the date which is [**] days after the Company pays the final Milestone Payment under Exhibit A-3 of this Agreement.

B. Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to Lonverk Limited, suspend sales under a Registration Statement after the effective date thereof and/or require that Lonverk Limited immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Registration Statement or amendment if the Board of Directors of the Company determines in good faith, that the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a negative effect upon the Company or its stockholders; provided further, that the Company may suspend the use of any prospectus included in the Registration Statement to the extent necessary (i) to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Milestone Stock by Lonverk Limited to its affiliates as permitted under Section IV(A) above or (ii) to amend the Registration Statement pursuant to the Company’s undertakings as set forth in the Registration Statement and in Item 512 of Regulation S-K under the Securities Act. Upon receipt of such notice, Lonverk Limited shall immediately discontinue any sales of Milestone Stock pursuant to such registration until Lonverk Limited is advised in writing by the Company that the current prospectus or amended prospectus included in the Registration Statement, as applicable, may be used. The Company’s rights under this Section VI(B) may be exercised for a period of no more than [**] business days at a time and not more than [**] times in any twelve (12) month period.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

C. The Company shall pay all fees and expenses incident to the performance of or compliance with Section VI of this Appendix A by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC and the Nasdaq Global Market (or such other market on which the Common Stock primarily trades), (b) printing expenses, (c) fees and disbursements of counsel for the Company, (d) fees and disbursements of counsel for Lonverk Limited not to exceed [**], (e) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by Section VI of this Appendix A, and (f) all listing fees to be paid by the Company to the Nasdaq Global Market (or such other market on which the Common Stock primarily trades).

VII. Indemnification. For the purpose of this Section VI, the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section VI above.

A. Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend Lonverk Limited, the directors, officers, partners, employees, agents, representatives of, and each person, if any, who controls Lonverk Limited within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Lonverk Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or reasonable expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

1. any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

2. any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; (the matters in the foregoing clauses (1) and (2) being, collectively, “Violations”).

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Subject to subsection C below, the Company shall reimburse Lonverk Limited and each such controlling person, promptly as such reasonable expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection A: (i) shall not apply to a Claim arising out of or based upon a Violation relating to information furnished in writing to the Company by a Lonverk Indemnified Person, to the extent such information is untrue in any material respect, or omits to state material information and, in either case, was provided expressly for use in connection with the preparation of the Registration Statement, any such amendment thereof or supplement thereto or any preliminary or final prospectus; (ii) shall not be available to the extent such Claim is based on a failure to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company and (iii) shall not apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Lonverk Indemnified Person.

B. Indemnification by Lonverk Limited. In connection with any Registration Statement in which Lonverk Limited is participating, by such participation Lonverk Limited agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in subsection (A) above, the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Company’s agents or representatives, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Lonverk Limited for use in connection therewith; and, subject to subsection D below, Lonverk Limited will reimburse any legal or other reasonable expenses incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this subsection B and the agreement with respect to contribution set forth below shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Lonverk Limited; provided, further, however, that Lonverk Limited shall be liable under this subsection B for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Lonverk Limited as a result of the sale of the Milestone Stock pursuant to the Registration Statement giving rise to such liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection B with respect to any prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

C. Indemnification Procedure. Promptly after receipt by a Lonverk Indemnified Person or Company Indemnified Party under this Section VII of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Lonverk Indemnified Person or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section VII, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Lonverk Indemnified Person or the Company Indemnified Party, as the case may be; provided, however, that a Lonverk Indemnified Person or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Lonverk Indemnified Person or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Lonverk Indemnified Person or Company Indemnified Party and the indemnifying party would, under applicable ethical standards, be inappropriate due to conflicting interests between such Lonverk Indemnified Person or Company Indemnified Party in such proceeding. The Company Indemnified Party or Lonverk Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Lonverk Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Company Indemnified Party or Lonverk Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Lonverk Indemnified Person or Company Indemnified Party under this Section VII, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

D. Payments. The indemnification required by this Section VII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Lonverk Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

E. Contribution. If for any reason the indemnification provided for in this Section VII is unavailable to a Company Indemnified Party or a Lonverk Indemnified Party or insufficient to hold it harmless, other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Company Indemnified Party or the Lonverk Indemnified Party, as applicable, as a result of Claims in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Milestone Stock be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this subsection E and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Milestone Stock giving rise to such contribution obligation.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Annex I

FORM OF MILESTONE ACHIEVEMENT NOTICE

[DATE OF NOTICE]

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, NY 10010

Attn: Director of Development Operations and Resources

With a copy to: Vice President, Legal

Ladies and Gentlemen,

Reference is made to that certain Master Services Agreement, dated May 24, , 2007 (the “Agreement”), by and between Antigenics Inc. (the “Company”) and Lonverk Limited (“Lonverk Limited”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Pursuant to Appendix A of the Agreement, Lonverk Limited hereby provides notice that the following milestone was achieved on                          (the “Milestone Achievement Date”):

[INSERT MILESTONE]

Pursuant to Appendix A, Section I(ii) of the Agreement, Lonverk Limited hereby represents, warrants and covenants to the Company as of the date hereof as follows:

1.	No Public Sale or Distribution. Lonverk Limited is acquiring any Milestone Stock in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and Lonverk Limited does not have a present arrangement to effect any distribution of the Milestone Stock to or through any person or entity; provided, however, that by making the representations herein, Lonverk Limited does not agree to hold any of the Milestone Stock for any minimum or other specific term and reserves the right to dispose of the Milestone Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.	Registration Statement Questionnaire. Lonverk Limited will complete within five (5) days of receipt from the Company, a Registration Statement questionnaire for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct in all material respects as of the date of issuance of the Milestone Stock and, unless such questionnaire has been otherwise amended and/or supplemented, will be true and correct as of the effective date of the Registration Statement.

3.	Investor Status. At the time Lonverk Limited was offered the Milestone Stock, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Lonverk Limited is not a broker dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date hereof, Lonverk Limited is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

4.	Experience of Lonverk Limited. Lonverk Limited, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Milestone Stock, and has so evaluated the merits and risks of such acquisition. Lonverk Limited understands that it must bear the economic risk of this acquisition of the Milestone Stock indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.	Access to Information. Lonverk Limited acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Milestone Stock and the merits and risks of acquiring the Milestone Stock; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its acquisition of Milestone Stock; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

6.	No Governmental Review. Lonverk Limited understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Milestone Stock or the fairness or suitability of the acquisition of the Milestone Stock nor have such authorities passed upon or endorsed the merits of the offering of the Milestone Stock.

7.	No Conflicts. The acquisition of the Milestone Stock by Lonverk Limited will not (i) result in a violation of the organizational documents of Lonverk Limited, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Lonverk Limited is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Lonverk Limited, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of Lonverk Limited to acquire the Milestone Stock.

8.	Restricted Securities. Lonverk Limited understands that the Milestone Stock is characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

9.	Legends. It is understood that, except as provided in Appendix A, Section IV of the Agreement, certificates evidencing Milestone Stock may bear the legend set forth in Appendix A, Section IV of the Agreement.

10.	No Legal, Tax or Investment Advice. Lonverk Limited understands that nothing in the Agreement or any other materials presented by or on behalf of the Company to Lonverk Limited in connection with the payment of the Milestone Stock constitutes legal, tax or investment advice. Lonverk Limited has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Milestone Stock.

Regards,

By:
Name:
Title:

Exhibit A-4 to Master Services Agreement

Scope of work:

The parties acknowledge and agree that Lonverk Limited provided the Company with support Services relating to the [**] held in [**] from [**], 2007. The parties further acknowledge and agree that Lonverk Limited also provided support Services to the Company at the [**] meeting in [**] from [**], 2007, such Services included the following:

•	[**]
•	[**]
•	[**]
•	[**]
•	[**]

Compensation:

In exchange for the performance of the Services herein, the Company has agreed to pay a total of [**] USD to Lonverk Limited. The parties acknowledge and agree that [**] was paid pursuant to that certain letter agreement between the parties dated November 29, 2007, and that a payment of [**] was made to Lonverk Limited on [**]. The remaining [**] is due and payable upon execution on this Exhibit A-4.

This Exhibit A-4 hereby memorializes the parties’ agreement and understanding with respect to the above Services.

ANTIGENICS Inc., a Delaware corporation		LONVERK LIMITED

By:	/s/ Kerry Wentworth	By:	/s/ Yuri Raifeld
Date:	1/31/08	Date:	Jan. 23, 2008
Typed Name:	Kerry Wentworth	Typed Name:	Yuri Raifeld
Title:	Vice President Clinical Operations & Regulatory Affairs	Title:	Director

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

AMENDMENT – NUMBER ONE

MASTER SERVICES AGREEMENT

This Amendment Number One (this “Amendment 1”) is entered into this 27th day of February, 2008 (the “Amendment 1 Effective Date”), by and between Antigenics Inc., a Delaware corporation having an address at 162 Fifth Avenue, Suite 900, New York, New York 10010 (the “Company”) and Raifarm Limited, a Cyprus registered company, having an address at Cyprus- Limassol 3101, Griva Digeni, 84, Office 102, (each singularly a “Party” and collectively the “Parties”). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement (as defined below).

WITNESSETH

WHEREAS, the Company and Raifarm, a Russian registered company, entered into a Master Services Agreement with an effective date of May 23, 2007, as assigned to Lonverk Limited by that certain Assignment and Assumption Agreement between Raifarm and Lonverk Limited dated June 15, 2007 (collectively the “Agreement”);

WHEREAS, the Parties have included additional Services to be performed under the Agreement from time to time by executing Exhibits to the Agreement, and a certain letter agreement dated November 29, 2007;

WHEREAS, Lonverk Limited changed its name to Raifarm Limited, and Raifarm Limited is now the party to the Agreement; and

WHEREAS, the Parties now wish to amend the Agreement to, among other things, memorialize additional Services performed prior to the Amendment 1 Effective Date and include further additional Services under an Exhibit A-5;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

1.	All Services performed by or on behalf of Raifarm Limited prior to November 1, 2007, and all expenses associated with such Services, have been paid in full.

2.	Exhibit A-5 constitutes additional Services to be performed by Raifarm Limited under the Agreement. The Parties anticipate that such Services shall be performed through June 30, 2008, unless extended or earlier terminated by the Company.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

3.	Notwithstanding the Amendment 1 Effective Date hereof, some of the Service activities under Exhibit A-5 began on November 1, 2007. However, the hours allocated under Exhibit A-5 are for hours of Services from February 1, 2008 until completion. For such activities performed between November 1, 2007 through January 31, 2008, the Company shall compensate Raifarm Limited in the amount of [**] stock compensation, subject to the terms and conditions of the attached Appendix 2.

4.	Appendix A of Exhibit A-3, Terms and Conditions for Exhibit A-3 Milestone Payments, is hereby amended by deleting the last sentence of Section VI.A., and replacing it with the following:

Notwithstanding the above, Raifarm Limited may only exercise its rights under this Section VI(A), and the Company shall only be obligated to file and effect Registration Statements to cover Milestone Stock, [**] times, such times to occur during the period beginning with the Company’s payment of the first common stock payment under Exhibit A-3 of the Agreement and ending on the date which is [**] days after the Company pays the final common stock payment under Exhibit A-5 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties each have caused this Amendment 1 to be executed by their duly respective authorized representative as of the Amendment 1 Effective Date.

ANTIGENICS INC., a Delaware corporation

By:	/s/ Deanna M. Petersen
Name:	Deanna M. Petersen
Title:	Vice President, Business Development

Raifarm Limited

By:	/s/ Yuri Raifeld
Name:	Yuri Raifeld
Title:	Director

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Exhibit A-5 to Master Services Agreement

The Scope of Work and Budget entitled: “Plan of Actions for Antigenics Inc.” attached as Appendix 1 details the agreed to Services, fees, and pass-through expenses under this Exhibit A-5. Upon reasonable request by the Company, Raifarm Limited agrees to negotiate in good faith to amend Appendix 1 to modify or add Services outlined on Appendix 1. In addition, the Company may terminate any or all projects on the attached Appendix 1, or specific Services outlined therein, upon written notice to Raifarm Limited, with no further obligation to Raifarm Limited with respect to such Services, other than payment obligations accrued prior to the date of Raifarm Limited’s receipt of such notice.

For Services performed under this Exhibit A-5 commencing on February 1, 2008, compensation shall be paid as follows:

•

A [**] USD retainer shall be paid within [**] business days of execution of this Exhibit A-5. This retainer may be used by Raifarm Limited to offset valid direct costs pre-approved by the Company and actually incurred under this Exhibit A-5 prior to the reimbursement of such costs by the Company in accordance with the below paragraph. Upon completion of the Services under this Exhibit A-5, Raifarm Limited shall reimburse the Company the balance of any retainer amount not utilized by Raifarm Limited for valid direct costs pre-approved by the Company and actually incurred under this Exhibit A-5 and previously reimbursed by the Company.

•

On a monthly basis, Raifarm Limited shall invoice the Company for all direct pass through costs contemplated in the attached Scope of Work and Budget, pre-approved on a case by case basis by the Company, and actually incurred by Raifarm Limited in the course of performing the Services. The Company shall reimburse Raifarm Limited in USD, in accordance with Section 3.3 of the Agreement, provided that Raifarm Limited submits to the Company receipts of all such costs with the applicable invoices.

•

In addition, on a monthly basis, Raifarm Limited shall invoice the Company for fees for Services actually performed by Raifarm Limited in accordance with the attached Scope of Work and Budget, and the Company shall reimburse Raifarm Limited, in accordance with Section 3.2 of the Agreement. All invoices shall detail out the project for which fees are being invoiced, the activities performed, and the hours dedicated, consistent with the attached Scope of Work and Budget. Compensation for such Services shall be payable by the Company as follows:

•	Up to [**] in fees per month shall be compensable in the form of USD.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

•	The remaining balance owing in fees per month shall be payable in the form of common stock compensation, subject to the terms and conditions of the attached Appendix 2.

In no event shall the total compensation under this Exhibit A-5, including all fees and expenses for any individual project or all Services in the aggregate, exceed the amounts set forth in the Scope of Work and Budget attached without the prior written consent of the Company.

*	All stock Compensation is subject to the terms and conditions of the attached Appendix 2.

Acknowledged and Agreed:

ANTIGENICS Inc., a Delaware corporation		RAIFARM LIMITED

By:	/s/ Deanna M. Petersen	By:	/s/ Yuri Raifeld
Date:	February 27, 2008	Date:	February 27, 2008
Typed Name:	Deanna M. Petersen	Typed Name:	Yuri Raifeld
Title:	Vice President, Business Development	Title:	Director

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

PLAN OF ACTIONS for Antigenics Inc	Appendix 1

	Quantity	Hours	Fee	AMOUNT
[**]
	[**]	[**]	[**]	[**]

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Appendix 2

Terms and Conditions for Exhibit A-5 Common Stock Payments

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

I. Payment. The Company shall have [**] days from receipt of Raifarm Limited’s valid invoice to pay any applicable common stock payments through issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with Exhibit A-5, which [**] day period may be extended as mutually agreed to in writing by the Company and Raifarm Limited. Notwithstanding the foregoing, the Company agrees to use its commercially reasonable best efforts issue Common Stock to pay Raifarm Limited the common stock payments representing the $62,500 for past Services performed within two weeks of the signing of Exhibit A-5.

II. Price Per Share of Stock Issuance; Issuance Limit. Any Common Stock issued to Raifarm Limited as payment under Exhibit A-5 (“Exhibit A-5 Stock”) shall be issued at a price per share equal to the Fair Market Value. The “Fair Market Value” of the Exhibit A-5 Stock for purposes of calculating amounts owing to Raifarm Limited with respect to any given invoice shall be the average closing price for a share of Exhibit A-5 Stock on each trading day during the applicable period of Services covered by the invoice, provided, however, that the aggregate number of shares issued under all Exhibits to the Agreement shall not exceed an amount equal to 19.99% of the issued and outstanding Exhibit A-5 Stock as of the effective date of Exhibit A-3 (the “Issuance Limit”). If the number of shares to be issued would otherwise exceed the Issuance Limit, the Company shall pay Raifarm Limited an amount in cash equal to the product of (x) the number of shares in excess of the Issuance Limit and (y) the Fair Market Value.

III. Transfer Restrictions.

A. Raifarm Limited covenants that any Exhibit A-5 Stock will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Exhibit A-5 Stock other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), the Company may require Raifarm Limited to provide to the Company an opinion of counsel selected by Raifarm Limited, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

B. Raifarm Limited agrees to the imprinting, so long as is required by this Agreement, of the following legend on any certificate evidencing any of the Exhibit A-5 Stock:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

C. Certificates evidencing Exhibit A-5 Stock shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Exhibit A-5 Stock is effective under the Securities Act, if the holder provides the Company with a certificate that the sale complied with the requirements of the Securities Act, (ii) following any sale of such Exhibit A-5 Stock pursuant to Rule 144 if, prior to such sale, the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Exhibit A-5 Stock can be sold under Rule 144, (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Exhibit A-5 Stock is eligible for sale under Rule 144(k), or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

IV. Reservation of Exhibit A-5 Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Agreement in such amount as may be required to fulfill its obligations to issue Exhibit A-5 Stock. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Exhibit A-5 Stock, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

V. Registration of Exhibit A-5 Stock.

A. Upon a written request from Raifarm Limited, the Company will, as soon as reasonably practicable and in any event within [**] days of such written

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

request (the “Filing Deadline”), file with the SEC a registration statement covering the resale of Exhibit A-5 Stock (the “Registration Statement”). The Company will use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date such Exhibit A-5 Stock covered by the Registration Statement have been sold or can be sold publicly under Rule 144(k) or (ii) the second anniversary of the issuance of such Exhibit A-5 Stock covered by the Registration Statement. Notwithstanding the above, Raifarm Limited may only exercise its rights under this Section V(A), and the Company shall only be obligated to file and effect Registration Statements to cover Exhibit A-5 Stock and Milestone Stock (as defined in Exhibit A-3), [**] times, such times to be during the period beginning with the Company’s payment of the first common stock payment under Exhibit A-3 of the Agreement and ending on the date which is [**] days after the Company pays the final common stock payment under Exhibit A-5 of the Agreement.

B. Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to Raifarm Limited, suspend sales under a Registration Statement after the effective date thereof and/or require that Raifarm Limited immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Registration Statement or amendment if the Board of Directors of the Company determines in good faith, that the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a negative effect upon the Company or its stockholders; provided further, that the Company may suspend the use of any prospectus included in the Registration Statement to the extent necessary (i) to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Exhibit A-5 Stock by Raifarm Limited to its affiliates as permitted under Section III(A) above or (ii) to amend the Registration Statement pursuant to the Company’s undertakings as set forth in the Registration Statement and in Item 512 of Regulation S-K under the Securities Act. Upon receipt of such notice, Raifarm Limited shall immediately discontinue any sales of Exhibit A-5 Stock pursuant to such registration until Raifarm Limited is advised in writing by the Company that the current prospectus or amended prospectus included in the Registration Statement, as applicable, may be used. The Company’s rights under this Section V(B) may be exercised for a period of no more than [**] business days at a time and not more than [**] times in any twelve (12) month period.

C. The Company shall pay all fees and expenses incident to the performance of or compliance with Section V of this Appendix 2 by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC and the Nasdaq Global Market (or

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

such other market on which the Common Stock primarily trades), (b) printing expenses, (c) fees and disbursements of counsel for the Company, (d) fees and disbursements of counsel for Raifarm Limited not to exceed [**], (e) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by Section V of this Appendix 2, and (f) all listing fees to be paid by the Company to the Nasdaq Global Market (or such other market on which the Common Stock primarily trades).

VI. Indemnification. For the purpose of this Section VI, the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section V above.

A. Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend Raifarm Limited, the directors, officers, partners, employees, agents, representatives of, and each person, if any, who controls Raifarm Limited within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Lonverk Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or reasonable expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

1. any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

2. any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; (the matters in the foregoing clauses (1) and (2) being, collectively, “Violations”).

Subject to subsection C below, the Company shall reimburse Raifarm Limited and each such controlling person, promptly as such reasonable expenses

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection A: (i) shall not apply to a Claim arising out of or based upon a Violation relating to information furnished in writing to the Company by a Lonverk Indemnified Person, to the extent such information is untrue in any material respect, or omits to state material information and, in either case, was provided expressly for use in connection with the preparation of the Registration Statement, any such amendment thereof or supplement thereto or any preliminary or final prospectus; (ii) shall not be available to the extent such Claim is based on a failure to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company and (iii) shall not apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Lonverk Indemnified Person.

B. Indemnification by Raifarm Limited. In connection with any Registration Statement in which Raifarm Limited is participating, by such participation Raifarm Limited agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in subsection (A) above, the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Company’s agents or representatives, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Raifarm Limited for use in connection therewith; and, subject to subsection D below, Raifarm Limited will reimburse any legal or other reasonable expenses incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this subsection B and the agreement with respect to contribution set forth below shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Raifarm Limited; provided, further, however, that Raifarm Limited shall be liable under this subsection B for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Raifarm Limited as a result of the sale of the Exhibit A-5 Stock pursuant to the Registration Statement giving rise to such liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection B with respect to any prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

C. Indemnification Procedure. Promptly after receipt by a Lonverk Indemnified Person or Company Indemnified Party under this Section VI of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Lonverk Indemnified Person or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Lonverk Indemnified Person or the Company Indemnified Party, as the case may be; provided, however, that a Lonverk Indemnified Person or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Lonverk Indemnified Person or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Lonverk Indemnified Person or Company Indemnified Party and the indemnifying party would, under applicable ethical standards, be inappropriate due to conflicting interests between such Lonverk Indemnified Person or Company Indemnified Party in such proceeding. The Company Indemnified Party or Lonverk Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Lonverk Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Company Indemnified Party or Lonverk Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Lonverk Indemnified Person or Company Indemnified Party under this Section VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

D. Payments. The indemnification required by this Section VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Lonverk Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

E. Contribution. If for any reason the indemnification provided for in this Section VI is unavailable to a Company Indemnified Party or a Lonverk Indemnified

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Party or insufficient to hold it harmless, other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Company Indemnified Party or the Lonverk Indemnified Party, as applicable, as a result of Claims in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Exhibit A-5 Stock be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this subsection E and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Exhibit A-5 Stock giving rise to such contribution obligation.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

March 18, 2008

Raifarm Ltd.

Griva Digenl, 84

Office 102

Cyprus-Limassol 3101

Attention: Mr. Yuri Raifeld

Dear Mr. Raifeld:

Further to our discussions, this letter confirms our agreement that Antigenics Inc. will advance Raifarm Ltd. the amount of two hundred thousand U.S. dollars ($200,000 USD) to cover Raifarm Ltd.’s operating costs and expenses to enable Raifarm Ltd. to continue performing its services in connection with the Master Services Agreement between the parties dated May 24, 2007 (as amended) (the “MSA”). This payment is fully creditable against future payments that may become otherwise owing from Antigenics Inc. to Raifarm Ltd. under the MSA. In the event that the MSA is terminated prior to Antigenics Inc. incurring payment obligations to Raifarm Ltd. of at least $200,000, then Raifarm Ltd. shall promptly reimburse Antigenics Inc. any uncredited amounts. Raifarm Ltd. represents and warrants that it has and shall continue to perform all services on behalf of Antigenics Inc. in accordance with the provisions of the MSA.

Please confirm Raifarm Ltd’s agreement with the foregoing by signing this letter and returning one original to the attention of: Legal Department, Antigenics Inc., 3 Forbes Road, Lexington, MA 02421.

Regards,

/s/ Shalini Sharp
Shalini Sharp
Chief Financial Officer and Vice President

Acknowledged and Agreed:

/s/ Yuri Raifeld
Yuri Raifeld
Raifarm Ltd.

cc: Garo H. Armen, PhD

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

April 4, 2008

Raifarm Ltd.

Griva Digenl, 84

Office 102

Cyprus-Limassol 3101

Attention: Mr. Yuri Raifeld

Re:	Clarification of March 18, 2008 Advance

Dear Mr. Raifeld:

As you are aware, by letter dated March 18, 2008, Antigenics Inc. agreed to advance Raifarm Ltd. the amount of two hundred thousand U.S. dollars ($200,000 USD) (the “Advancement”) to cover Raifarm Ltd.’s operating costs and expenses to enable Raifarm Ltd. to continue performing its services in connection with the Master Services Agreement between the parties dated May 24, 2007 (as amended) (the “MSA”). We also agreed that the Advancement was fully creditable against future payments that may become otherwise owing from Antigenics Inc. to Raifarm Ltd. under the MSA.

Antigenics Inc. is in receipt of your invoices dated March 31, 2008 and April 4, 2008. In consideration of the continuing operating costs and expenses anticipated in connection with future activities to be conducted by Raifarm Ltd. under the MSA, we are agreeing that the Advancement will not be credited against the amounts owing under these invoices. The Advancement remains fully creditable against future cash payments that may become otherwise owing from Antigenics Inc. to Raifarm Ltd. under the MSA. Unless otherwise elected by Antigenics Inc. in its sole discretion, the Advancement shall be fully creditable against all cash amounts owing under future invoices (including without limitation, cash compensation, reimbursements of costs and expenses, and/or cash milestone payments) until the Advancement is fully reimbursed.

In the event that the MSA is terminated prior to Antigenics Inc. incurring additional payment obligations to Raifarm Ltd. of at least $200,000 against which the Advancement is applied, then Raifarm Ltd. shall promptly reimburse Antigenics Inc. any uncredited amounts.

Raifarm Ltd. represents and warrants that it has and shall continue to perform all services on behalf of Antigenics Inc. in accordance with the provisions of the MSA.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Please confirm Raifarm Ltd’s agreement with the foregoing by signing this letter and returning one original to the attention of: Legal Department, Antigenics Inc., 3 Forbes Road, Lexington, MA 02421.

Regards,

/s/ Shalini Sharp
Shalini Sharp
Chief Financial Officer and Vice President

Acknowledged and Agreed:

/s/ Yuri Raifeld
Yuri Raifeld
Raifarm Ltd.

cc: Garo H. Armen, PhD

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.